Woodward Announces Declaration of Dividend

FORT COLLINS, CO -- (Marketwired - April 23, 2014) - Woodward, Inc. (NASDAQ: WWD) today announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, payable on June 2, 2014, for stockholders of record as of May 19, 2014.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and energy markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2013 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:
Don Guzzardo
Director, Investor Relations & Treasury
970-498-3580
Don.Guzzardo@woodward.com

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA